Exhibit 5.2

Form of Mundt MacGregor LLP Opinion

American Seafoods Corporation

Market Place Tower

2025 First Avenue, Suite 1200

Seattle, Washington 98121

Re:        Subsidiaries of American Seafoods Corporation

Ladies and Gentlemen:

We have been requested by American Seafoods Corporation to provide this legal opinion with respect to the status of certain of American Seafoods Corporation’s subsidiaries.

In connection with this opinion, we have examined the following documents, instruments, and certificates:

(1)	Certificate of Officer of ASC, Inc. dated July 14, 2004, and the documents attached as exhibits to such certificate, a copy of which is attached hereto as Exhibit A;

(2)	Certificate of Officer of Pacific Longline Company LLC dated July 14, 2004, and the documents attached as exhibits to such certificate, a copy of which is attached hereto as Exhibit B;

(3)	Certificate of Officer of Deep Pacific, LLC dated July 14, 2004, and the documents attached as exhibits to such certificate, a copy of which is attached hereto as Exhibit C;

(4)	Certificate of Officer of Lilli Ann, LLC dated July 14, 2004, and the documents attached as exhibits to such certificate, a copy of which is attached hereto as Exhibit D; and

American Seafoods Corporation

August 3, 2004

(5)	Certificate of Officer of North Cape Fisheries, LLC dated July 14, 2004, and the documents attached as exhibits to such certificate, a copy of which is attached hereto as Exhibit E.

The documents described in paragraphs (1) through (5) are sometimes referred to in this letter collectively as “Examined Documents”.

In rendering the opinions in this letter we have assumed with your permission and without independent verification: the genuineness of all signatures, the legal capacity of natural persons, the correctness of all certificates, the authenticity of all documents, instruments, and certificates submitted to us as originals or copies, the exact conformity with the executed originals of all documents, instruments, and certificates submitted to us, and the accuracy and completeness of all documents and records made available to us by or on behalf of American Seafoods Corporation.

In rendering the opinions set forth below, as to questions of fact material to our opinions, we have with your consent relied without independent verification solely upon the Examined Documents (including, with respect to each entity, Certificates of Status issued by the Washington Secretary of State, the Certificates of Formation for the limited liability companies, and the Certificate of Incorporation, as amended, for ASC). We have not made any independent review of any public records with respect to corporate records or dissolutions, tax status, or court records.

We are qualified to practice law in the State of Washington, and nothing herein contained shall be deemed to express an opinion on any laws other than the laws of the State of Washington and the applicable Federal laws of the United States of America, and we have made no investigation of the laws of any other jurisdiction. In addition, we express no opinion as to statutes, ordinances, administrative decisions, rules and regulations of counties, cities, towns, municipalities, special political subdivisions (whether created or enacted through federal, state or regional action) and the like, and decisions and interpretations thereof.

Based on and subject to the foregoing and based on and subject to the qualifications set forth below, we are of the opinion that:

1. ASC, Inc. is a corporation duly incorporated and validly existing under the laws of the State of Washington.

American Seafoods Corporation

August 3, 2004

2. Pacific Longline Company LLC, Deep Pacific, LLC, Lilli Ann, LLC, and North Cape Fisheries, LLC, are limited liability companies duly formed and validly existing under the laws of the State of Washington.

This opinion letter is delivered as of the date of this letter. We expressly disclaim any obligation or undertaking to advise you of any changes of law or fact (including, but not limited to, any subsequently enacted rules or regulations that occur after the date of this opinion letter), even though the changes may affect a legal analysis or conclusion in this opinion letter.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-1 (File No. 333-105499) (as amended to the date hereof, the “Registration Statement”) relating to the proposed offer and sale by American Seafoods Corporation of certain income deposit securities and notes, to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the incorporation by reference of this opinion and consent as exhibits to any registration statement filed in accordance with Rule 462(b) under the Securities Act of 1933 relating to the Offering. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission thereunder.

Sincerely yours,